Exhibit 10.2

Confidential Materials omitted and filed separately with the
Securities and Exchange Commission. Double asterisks denote omissions.

FIRST AMENDMENT TO LICENSE AGREEMENT

This First Amendment, dated September 1, 2017 (the “First Amendment”), is by and between Editas Medicine, Inc., a Delaware corporation (“Licensee”) and Duke University, a nonprofit educational and research institution organized under the laws of North Carolina ("DUKE").

WHEREAS, Licensee and DUKE entered into a license agreement dated October 10, 2014 (the "License Agreement"); and

WHEREAS, DUKE and Licensee desire to modify certain provisions of the License Agreement as provided herein.

NOW THEREFORE, for and in consideration of the promises and mutual covenants herein contained DUKE and Licensee hereby agree as follows:

1.           Section 1.6 of the License Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

1.6         “Field of Use” means the prevention and/or treatment of human disease.  For clarity, Field of Use specifically excludes (i) identifying or producing small or large molecules discovered using the technology covered by the Patents, including for the prevention and/or treatment of human disease, unless such small or large molecules are used for gene therapy, or used for the editing, modifying or targeting of DNA or RNA, in each case, in association with the use of CRISPR technology (other than the use of CRISPR technology for the making of such small or large molecules) (“Small or Large Molecule Treatment Activities”), and (ii) internal research in any field, including the Life Sciences Research Reagent Market. Found in Articles 2.1, 2.3, 2.7, 4.1 and 5.1.

2.           Section 2.2 of the License Agreement shall be deleted in its entirety and the following inserted in lieu thereof:

2.2         Non-Exclusive License Grant Under the Patents. Subject to the terms and conditions of this Agreement, DUKE grants to Licensee and Licensee accepts from DUKE (i) a non-exclusive, sublicensable license under the Patents for Small or Large Molecule Treatment Activities and internal research in the Field of Use, including target discovery and (ii) a non-exclusive, non-sublicensable license under the Patents for Small or Large Molecule Treatment Activities and internal research in any field outside the Field of Use, including target discovery and the Life Sciences Research Reagent Market.  The license granted in this Article 2.2 (ii) shall expire on the fifth anniversary of the Effective Date, provided that Licensee may extend such expiration date by three (3) years upon written notice to DUKE at least [**] days in advance of the original expiration date and payment to DUKE of $[**] and provided further that Licensee may terminate the license granted in this Article 2.2, without affecting any other provision of this Agreement, at any time upon [**] days advance written notice to DUKE.

3.           Sections 8.2, 8.3 and 8.4 of the License Agreement shall be deleted in their entirety and the following inserted in lieu thereof:

8.2         Enforcement of Patents. If Licensee becomes aware of any alleged infringement of the Patents in the Field of Use by a Third Party, Licensee shall, during the Term of this Agreement, have the right, but not the obligation, upon advance written notice to DUKE, to either:

(a)    resolve such infringement by sublicensing the Patents in the Field of Use to the alleged infringer or by other means if not expressly prohibited under this Agreement, or

(b)    prosecute or defend at its own expense an action to resolve such infringement. In the event Licensee prosecutes such infringement, Licensee may, for such purposes, request to use the name of DUKE as party plaintiff.  If DUKE is required by law to join such action as a party plaintiff, DUKE may, at its sole discretion, agree to become a party plaintiff, and all costs associated therewith shall be borne by Licensee. If DUKE becomes a Party plaintiff, DUKE shall have the right to approve the counsel with primary responsibility for the enforcement. If joint representation is deemed to be inappropriate because of actual or potential differences in the interests of Licensee and DUKE, Licensee shall pay the out-of-pocket costs and expenses of separate counsel to DUKE.

In the event that Licensee does not take any action to abate infringement of the Patents in the Field of Use against a party after Licensee becomes aware of such infringing activity of the party within [**] months from being aware of such infringing activity, DUKE shall have the right, but not the obligation, to institute an action against the infringing party with respect to such infringement; provided, however, that DUKE shall not initiate a suit or other enforcement action concerning infringement of the Patents in the Field of Use without first consulting Licensee and giving due consideration to Licensee’s reasons for not initiating an action or otherwise prosecuting a claim.  Notwithstanding anything to the contrary herein, DUKE shall have the exclusive right to pursue actual or alleged infringement of the Patents outside the  Field of Use, at its own cost, without limitation and without obligation to Licensee (except as set forth in Articles 8.1 and 8.4), including the right to grant, without obligation to Licensee, such right to pursue actual or alleged infringement of the Patents outside the Field of Use, without obligation to Licensee, to Third Parties.  DUKE shall consult with Licensee prior to initiating any suit or other enforcement action against an alleged infringer outside of the Field of Use and shall give due consideration to the Company’s reasons for not initiating an action or otherwise prosecuting a claim of infringement, which reasons will not be unreasonably disregarded, prior to initating such suit or enforcement action.

8.3         Recovery of Damages and Costs.

(a)    In the event DUKE undertakes the enforcement and/or defense of the Patents by litigation, including any declaratory judgment action, DUKE may request the use of the name of Licensee as a party plaintiff in any such suit without expense to Licensee; provided however that Licensee may, in its sole discretion, refuse such request so long as Licensee is not obligated by a court of law for joinder purposes to join as a party plaintiff. The total cost of any such infringement action commenced or defended solely by DUKE shall be borne by DUKE. Any recovery of damages by DUKE for any infringement of the Patents in the Field of Use shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of DUKE relating to the suit, and second toward reimbursement of Licensee’s reasonable expenses, including reasonable attorneys’ fees, relating to the suit. Any balance remaining from such recovery shall, to the extent solely concerning infringement of the Patents in the Field of Use, be distributed with DUKE receiving [**] percent ([**]%).  Notwithstanding anything to the contrary, however, Licensee shall not be entitled to retain or be paid any amounts paid by or received from Third Parties with respect to any infringement of the Patents outside the Field of Use.

(b)    In the event that Licensee undertakes the enforcement and/or defense of the Patents in the Field of Use by litigation, including any declaratory judgment action pursuant to Article 8.2(b), the total cost of any such action commenced or defended solely by Licensee shall be borne by Licensee. Any recovery of damages by Licensee as a result of such action shall be applied first in satisfaction of any unreimbursed expenses and attorneys’ fees of Licensee relating to the action, and second in satisfaction of unreimbursed legal expenses and attorneys’ fees of DUKE, if any, relating to the action subject to Article 8.4. If applicable, Licensee shall receive, as its portion of any such recovery of damages, an amount equal to its lost profits or a reasonable royalty on Sales of the infringer (whichever measure of damages the court shall have applied), less a reasonable approximation of the royalties that Licensee would have owed to DUKE on Net Sales that were lost to the infringer, which amount shall be promptly paid by Licensee to DUKE. Any balance remaining from such recovery that is related to the Patents within the Field of Use shall be distributed between Licensee and DUKE with Licensee receiving [**] percent ([**]%) and DUKE receiving [**] percent ([**]%).

8.4         Cooperation of the Parties.

(a)    If a Party undertakes an infringement suit in the Field of Use with respect to the Patents against a Third Party as permitted under this Agreement (the “controlling Party”), upon that Party’s reasonable request, the other Party (the “cooperating Party”) shall provide the controlling Party with such assistance and information as may be required by the suit. Such information and assistance includes having the cooperating Party’s employees testify when necessary to the suit and making available, for example, relevant records, papers, information, samples, and specimens. At all times, the cooperating Party shall have the right to select and to utilize independent counsel to advise the cooperating Party regarding the action.  The controlling Party shall reimburse the cooperating Party for all reasonable fees and costs incurred by the cooperating Party arising from its cooperation as requested by the controlling Party, including fees and costs charged by independent counsel. Before any such fees or costs are incurred, the controlling Party shall be entitled to notice of the rates at which such fees and costs will be incurred, and the cooperating Party will work in good faith with the controlling Party to minimize such fees and costs. The controlling Party shall keep the cooperating Party informed of progress of such proceedings and shall make its independent counsel available to cooperating Party.  The cooperating Party shall have the right to select and to utilize independent counsel to advise the cooperating Party regarding the action, but at the cooperating Party’s own expense, said expense to be eligible for reimbursement in connection with a recovery of damages in accordance with Article 8.3 only if representation of the cooperating Party by counsel to the controlling Party bringing suit would be inappropriate because of conflicts of interest.

(b)    Licensee agrees that DUKE shall be entitled to disclose, under reasonable conditions of confidentiality, any notice or information provided to DUKE by Licensee concerning any alleged or actual infringement of the Patents by a Third Party, or litigation or settlement activities with respect thereto, to any Third Party licensees of DUKE under the Patents. If and as requested by Licensee, DUKE shall use reasonable efforts to facilitate communications between Licensee and any Third Party licensees of DUKE with respect to the Patents with respect to matters concerning the infringement of the Patents inside or outside the Field of Use, or litigation or settlement activities with respect thereto, including as may be necessary to coordinate the actions of Licensee, such Third Party, and/or DUKE in order to effect the purposes of this Article 8 or any corresponding provision of any agreement between DUKE and any Third Party concerning rights to Patents outside the Field of Use.  Licensee, at DUKE’s request, shall communicate with such Third Party licensees of DUKE regarding questions or issues that Third Party licensee may identify with respect to matters concerning the infringement of the Patents inside or outside the Field of Use (or litigation or settlement activities with respect thereto).   Notwithstanding anything to the contrary, however, any disclosure required or permitted under this Article 8.4(b) shall be subject to (i) no Party violating, or being required to waive, attorney-client privilege with respect to any information and (ii) the confidentiality protections of Article 11 (or a separate, mutually agreeable nondisclosure or confidentiality agreement between the Parties).

4.           Existing Appendix A shall be deleted and replaced with Appendix A attached to this First Amendment.

5.           Existing Appendix C shall be deleted and replaced with Appendix C attached to this First Amendment.

6.           Except as specifically modified and amended herein, all other terms and conditions of the License Agreement remain unchanged and in effect and are hereby ratified and adopted as though fully set forth herein.

7.           This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have entered into this Amendment to the Amended Agreement as of the date and year first above-written.

EDITAS MEDICINE		DUKE UNIVERSITY

By:	/s/ Andrew Hack	By	/s/ Robin Rasor
Andrew Hack

Title:	Chief Financial Officer	Title	Executive Director, Office of Licensing
& Ventures, Duke University and DUMC

APPENDIX A—PATENTS

Intellectual property contained in Duke’s Office of Licensing & Ventures files #[**] and to patents and patent applications derived from (Patents), all to the extent to which Editas Medicine would need a license to practice in the Field of Use.

IDF No.	App No.	Patent No.	App. Title
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APPENDIX C – DEVELOPMENT SCHEDULE

For a Licensed Product for the treatment of Duchenne Muscular Dystrophy:

[**]

For a Licensed Product other than for the treatment of Duchenne Muscular Dystrophy (e.g., a non DMD product):

[**]